CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002

AMERICAN WATER STAR, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-22785	87-0636498
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4560 S. Decatur, Suite 204
Las Vegas, NV 89103
(Address of principal executive offices)

  Registrant's telephone number, including area code:  (702) 740-7036

205 E. Southern Ave., Suite 200
Mesa, Arizona 85210
(Former Name or Former Address, if changed Since Las Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Company had made an acquisition of Water Star Bottling, Inc., a Wyoming corporation. The acquisition closed as between the parties, and was reported. The rescission of that acquisition by mutual consent is evidenced by that certain Rescission Agreement, attached as Exhibit 2.4 hereto.

ITEM 5. OTHER EVENTS

On September 6, 2002, the Company, through its wholly-owned subsidiary, Star Beverage, Inc., a Nevada corporation, has entered into a non-exclusive License Agreement to manufacture, sell and distribute Geyser Products, LLC brand products, which Agreement is attached hereto at Exhibit 10.4.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Pro Forma Financial Information

AMERICAN WATER STAR, INC.
AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
JUNE 30, 2002
(UNAUDITED)

	Historical

	American Waterstar and Subsidiaries	Pro Forma Adjustments	Pro Forma American Waterstar

CURRENT ASSETS
Cash	$204,832	$(117,434)	$87,398
Accounts receivable, net	1,018,067	(1,018,067)	-
Inventories	403,120	(403,120)	-

Total Current Assets
	1,626,019	(1,538,621)	87,398

PROPERTY AND EQUIPMENT - NET	157,412	(144,052)	13,360

OTHER ASSETS
Loan to Geyer Products, LLC	-	545,000	545,000
Allowance for loss on loan	-	(545,000)	(545,000)
Intangibles, net	75,893	(75,893)	-
Deposits	26,430	(2,930)	23,500

Total Other Assets
	102,430	(78,823)	23,500

TOTAL ASSETS	$1,885,754	$(1,761,496)	$124,258

CURRENT LIABILITIES
Accounts payable and other accrued expenses	$1,718,804	$(1,606,391)	$112,413
Due to factor	746,017	(746,017)	-
Due to related parties	288,000	(288,000)	-
Note payable - stockholder	-	-	-

Total Current Liabilities	2,752,821	(2,640,408)	112,413

COMMITMENTS AND CONTINGENCIES
Members' equity subject to redemption	784,003	(784,003)	-

SHAREHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.0001 par value, 20,000,000 shares authorized	-	-	-
Series A preferred convertible, 4,100,000 shares authorized, 4,000,000 outstanding	-	-	-
Common stock, $.0001 par value, 150,000,000 shares authorized, 8,267,641 shares issued and outstanding	827	-	827
Common stock to be issued 2,227,063	737,451	-	737,451
Additional paid in capital	1,908,002	-	1,908,002
Common stock issued for future services	(1,648,325)	-	(1,648,325)
Treasury stock, 1,325,870	(55,000)	-	(55,000)
Accumulated deficit	(2,594,025)	1,662,915	(931,110)

Total Stockholders' Equity (Deficiency)
	(1,651,070)	1,662,915	11,845

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$1,885,754	$(1,761,496)	$124,258

AMERICAN WATER STAR, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(UNAUDITED)

	Historical

	American Water Star and Subsidiaries	Pro Forma Adjustments	Pro Forma American Water Star

NET SALES	$2,819,861	$(2,819,861)	$-
COST OF SALES	1,705,278	(1,705,278)	-

GROSS PROFIT	1,114,583		-

OPERATING EXPENSES
General and administrative expenses	1,059,810	(1,043,299)	16,511
Provision for doubtful accounts	120,772	424,228	545,000
Sales and marketing	5,758	(5,758)	-
Plant and office closure	82,049	(82,049)	-
Consulting and legal services for stock	153,275	-	153,275
Depreciation and amortization	30,416	(30,416)	-

Total Operating Expenses
	1,452,080		714,786

INCOME (LOSS) FROM OPERATIONS	(337,497)		(714,786)

OTHER INCOME (EXPENSE)
Interest income	6	(6)	-
Interest expense	(99,618)	99,618	-
Extinguishment of vendor payables	549,500	(549,500)	-
Gain on Disposition of Subsidiary	-	2,377,701	2,377,701

Total Other Income (Expense)
	449,888		2,377,701

INCOME (LOSS) BEFORE MINORITY INTEREST	112,391		1,662,915
Less: loss in subsidiaries attributed to minority interest	(46,336)	46,336	-

NET INCOME	$66,055		$1,662,915

Net income (loss)	$66,055		$1,662,915
Dividends to LLC members	(72,000)		-

INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(5,945)		$1,662,915

NET (LOSS) INCOME PER SHARE-BASIC AND DILUTED
Loss from continuing operations	$(0.00)		$(0.11)
Loss from discontinued operations	(0.00)		0.38

	$(0.00)		$0.27

Weighted average number of common shares outstanding-basic and diluted	6,245,835		6,245,835

(b) Exhibits

The following is an index and description of the exhibits to this Report.

Number	Description
2.4	Rescission Agreement by and among American Water Star, Inc., a Nevada corporation, Water Star Bottling, Inc., a Wyoming corporation, DeBaux Holdings, LLC, an Arizona limited liability company, and Geyser Products, LLC, a Delaware limited liability company. (Incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed on September 19, 2002.)

10.4	Sublicense Agreement between Geyser Products, LLC, a Delaware limited liability company, and Star Beverage, Inc., a Nevada corporation. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 19, 2002.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 19, 2002

By:	/s/Roger Mohlman
President and Chief Executive Officer